UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Osteotech, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 23, 2010
Dear Stockholders:
It is my pleasure to invite you to the 2010 Annual Meeting of Stockholders of Osteotech, Inc. The meeting will be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724, on August 23, 2010 at 9:00 a.m. local time. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and give a report on our business operations. There will also be time for questions.
This booklet includes the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement provides certain information regarding Osteotech’s directors, executive officers, compensation of management and corporate governance. At the meeting, stockholders will act on the following matters:
1.	The election of six directors, each for a term of one year (Proposal No. 1);

2.	The ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010 (Proposal No. 2); and

3.	Any other matters that properly come before the meeting.
Only stockholders of record at the close of business on June 28, 2010 are entitled to vote at the meeting or at any postponement or adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at Osteotech’s offices at 51 James Way, Eatontown, New Jersey 07724 for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.
We hope that you will be able to attend the Annual Meeting. If you need special assistance at the meeting, please contact our Investor Relations department. Whether or not you plan to attend, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the meeting.
You should know that Heartland Advisors, Inc., Spencer Capital Opportunity Fund, LP, Spencer Capital Management, LLC, Spencer Capital Partners, LLC and Boston Avenue Capital LLC (collectively, the “Dissident Stockholders”) have stated their intention to propose four alternative director nominees for election at the Annual Meeting in opposition to the Board’s recommended nominees.
We strongly urge you to vote for the nominees proposed by the Board by using the enclosed GOLD proxy card and not to return any proxy card sent to you by the Dissident Stockholders. If you vote using a white proxy card sent to you by the Dissident Stockholders, you can subsequently revoke it by using the GOLD proxy card to vote by telephone or Internet, or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided. Only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the Proxy Statement.

Thank you for your continued support. If you have any questions, please contact Georgeson, which is assisting us in connection with this year’s Annual Meeting, at 1-877-278-4775.

By Order of the Board of Directors,

/s/ Sam Owusu-Akyaw
SAM OWUSU-AKYAW
President and Chief Executive Officer
August 3, 2010

VOTING METHODS
The accompanying proxy statement describes important issues affecting Osteotech, Inc. To vote:
1.	BY INTERNET
a.	Go to the web site identified on your GOLD proxy card or voting instruction form, 24 hours a day, seven days a week by the deadline set forth below.
b.	Enter the control number that appears on your GOLD proxy card or voting instruction form.

c.	Follow the simple instructions.
2.	BY TELEPHONE
a.	On a touch-tone telephone, call the toll-free number identified on your GOLD proxy card or voting instruction form, 24 hours a day, seven days a week by the deadline set forth below.
b.	Enter the control number that appears on your GOLD proxy card or voting instruction form.

c.	Follow the simple recorded instructions.
3.	BY MAIL
a.	Mark your selections on the enclosed GOLD proxy card.
b.	Date and sign your name exactly as it appears on your GOLD proxy card.
c.	Mail the GOLD proxy card in the enclosed postage-paid envelope.
In order to vote by internet or by telephone, you must follow the relevant instructions above and vote by 11:59 p.m. Eastern Daylight Time on August 22, 2010. If you are a stockholder of record, you may vote by Internet by going to the web site http://proxy.georgeson.com or by telephone by calling 1-877-456-7915. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.
Your vote is important. Thank you for voting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on August 23, 2010:
Our proxy statement and 2009 Annual Report are available at www.cfpproxy.com/3206.
YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY HEARTLAND ADVISORS, INC., SPENCER CAPITAL OPPORTUNITY FUND, LP, SPENCER CAPITAL MANAGEMENT, LLC, SPENCER CAPITAL PARTNERS, LLC AND BOSTON AVENUE CAPITAL LLC (COLLECTIVELY, THE “DISSIDENT STOCKHOLDERS”).
Your vote is very important to Osteotech. Whether or not you plan to attend the meeting and regardless of the number of shares of common stock that you own, Osteotech urges you to vote in favor of the nominees of your Board of Directors by promptly marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope or by voting by Internet or telephone as described under “Voting Methods” above.
Osteotech urges you not to sign any proxy card that may be sent to you by the Dissident Stockholders. If you have previously returned a white proxy card to the Dissident Stockholders, you may change your vote by marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope or by voting by Internet or telephone as described under “Voting Methods” above. Only the latest dated proxy you submit will be counted.
If you have any questions about your voting of shares, please contact the Osteotech proxy solicitor, Georgeson, toll free at 1-877-278-4775 or by e-mail at osteotech.info@georgeson.com.

i

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OSTEOTECH, INC.
51 James Way
Eatontown, New Jersey 07724
(732) 542-2800

PROXY STATEMENT

Osteotech, Inc. (“Osteotech” or the “Company”) is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be used at the Annual Meeting of Stockholders to be held on August 23, 2010, beginning at 9:00 a.m., at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement and proxy card as well as a copy of our 2009 Annual Report is August 3, 2010.
ABOUT THE MEETING
What is the purpose of the annual meeting?
At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:
•	the election of six directors, each for a term of one year (Proposal No. 1); and
•	the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010 (Proposal No. 2).
In addition, management will report on our performance during 2009 and respond to questions from stockholders.
Who is entitled to vote?
Only stockholders of record at the close of business on the record date, June 28, 2010, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Stockholders do not have cumulative voting rights.
Will there by a proxy contest for the election of directors at the annual meeting?
Heartland Advisors, Inc., Spencer Capital Opportunity Fund, LP, Spencer Capital Management, LLC, Spencer Capital Partners, LLC and Boston Avenue Capital LLC (collectively, the “Dissident Stockholders”), each of which owns shares of Osteotech common stock, have stated their intention to propose four alternative director nominees for election at the annual meeting. We believe that the current Board, with its breadth of relevant and diverse experience, represents the best interests of our stockholders and that the six directors nominated by the Board should be re-elected. The Board unanimously recommends a vote FOR each of the Board’s six nominees for director on the enclosed GOLD proxy card.
The Dissident Stockholders’ nominees have NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to the Dissident Stockholders contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Stockholders or any other statements that the Dissident Stockholders may otherwise make.

Who can attend the meeting?
All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. Parking is available free of charge in the hotel parking lot.
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of June 28, 2010, the record date, 18,126,675 shares of Osteotech’s common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered present at the meeting.
May I vote by proxy card, by telephone or through the Internet?
You may vote by completing and properly signing the enclosed GOLD proxy card and returning it to us in the envelope provided. If you are a registered stockholder (those whose shares are owned in their name and not in “street name”) and attend the meeting, you may deliver your completed GOLD proxy card in person. In addition, registered stockholders may vote either by telephone or through the Internet by following the instructions under “Voting Methods.” “Street name” stockholders should follow the voting instructions on the proxy form received from the institution that holds their shares. We urge you to disregard any proxy card that the Dissident Stockholders may send you.
May I change my vote?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with Osteotech’s Assistant Secretary either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, regardless of the means by which you submitted your proxy, you may change your vote by telephone or through the Internet by following the instructions under “Voting Methods.” The powers of the proxy holders will be terminated if you attend the meeting in person and provide a written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.
If you have previously signed a white proxy card sent to you by the Dissident Stockholders, you may change your vote by marking, signing, dating and returning the enclosed GOLD proxy card in the accompanying postage-paid envelope or by voting by telephone or through the Internet by following the instructions under “Voting Methods.”
What are the Board’s recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR Proposal No. 1, election of the nominated slate of directors; and
•	FOR Proposal No. 2, ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2010.
Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR all of the proposals described in this proxy statement.

Pursuant to the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What should I do if I receive a white proxy card from the Dissident Stockholders?
The Dissident Stockholders have stated their intention to propose four alternative director nominees for election at the annual meeting. You may receive proxy solicitation materials from the Dissident Stockholders, including an opposition proxy statement and white proxy card. Our Board of Directors urges you not to sign or return any proxy card sent to you by the Dissident Stockholders. If you have previously voted using the white proxy card sent to you by the Dissident Stockholders, you have every right to change your vote by executing the GOLD proxy card or by voting by telephone or through the Internet by following the instructions under “Voting Methods” above. Only the latest dated proxy you submit will be counted.
What does it mean if I receive more than one GOLD proxy card?
If you hold your shares in multiple registrations, or in both registered and street name, you will receive a GOLD proxy card for each account. Please sign, date and return all GOLD proxy cards you receive. If you choose to vote by phone or by Internet, please vote once for each GOLD proxy card you receive. Only your latest dated proxy for each account will be voted.
If the Dissident Stockholders proceed with their previously announced proxy contest, you may also receive an opposition proxy statement and white proxy card from the Dissident Stockholders. In this event, to ensure stockholders have our latest proxy information and materials to vote, we may conduct multiple mailings prior to the annual meeting date. We will send you a new GOLD proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted.
To vote as the Board of Directors recommends, stockholders must use the GOLD proxy card or vote by telephone or through the Internet by following the instructions under “Voting Methods” above. Voting against any nominees of the Dissident Stockholders on the white proxy card will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the GOLD proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card you receive other than the GOLD proxy card. If you have previously voted using the white proxy card sent to you by the Dissident Stockholders, you have every right to change your vote by executing the GOLD proxy card or by voting by telephone or through the Internet by following the instructions under “Voting Methods” above. Only the latest dated proxy you submit will be counted.
What vote is required to approve each item?
Election of directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that since stockholders will be electing six directors, the six director nominees receiving the highest number of favorable votes will be elected. A properly executed proxy card marked “WITHHOLD” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Other proposals. For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal will be required for approval. A properly executed proxy card marked “ABSTAIN” with respect to any such matter will not be voted on such matter, although it will be counted for purposes of determining whether there is a quorum and in determining the number of shares necessary for approval of such matter. Accordingly, an abstention will have the effect of a negative vote.

Broker non-votes. For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. At the annual meeting, brokers will not be permitted to exercise voting discretion on Proposal No. 1, election of the nominated slate of directors.
Who pays the expenses incurred in connection with the solicitation of proxies?
Expenses in connection with the solicitation of proxies by our Board of Directors will be paid by us. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Osteotech. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson to act as proxy solicitor for an aggregate total fee of up to $150,000, plus reimbursement of out-of-pocket expenses.
Georgeson expects that approximately 50 of their employees will assist in the solicitation. Georgeson will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Osteotech common stock. If so, we will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Osteotech common stock.
Our total expenses, including those of Georgeson, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our regular employees and officers are expected to be approximately $280,000, of which approximately $50,000 has been spent to date. Appendix A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors or director nominees of Osteotech or because they may be soliciting proxies on our behalf.
How can I obtain Osteotech’s corporate governance information?
Copies of our Code of Business Conduct and Ethics as well as the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.osteotech.com. In addition, a copy of such documents will also be made available to our stockholders upon request by contacting our Investor Relations Department by calling 732-542-2800 or through an e-mail request from our website at www.osteotech.com/finrequest.htm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of our common stock?
The following table sets forth information regarding ownership of our common stock as of June 10, 2010 or earlier date for information based on filings with the SEC by each person known to us to own more than 5% of our outstanding shares of common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information supplied to us by our directors, officers and principal stockholders.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner or Identity of Group	Ownership(1)		of Class(2)

Joint filing comprised of:	4,358,065	(3)	24.1%
Heartland Advisors, Inc., Boston Avenue Capital LLC,
Spencer Capital Opportunity Fund, LP, their Respective
Affiliates and Michael J. McConnell
789 North Water Street, Suite 500
Milwaukee, Wisconsin 53202

Dimensional Fund Advisors LP	1,490,633	(4)	8.2%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401

BlackRock, Inc.	953,958	(5)	5.3%
40 East 52nd Street New York, New York 10022

Joint filing comprised of:	953,057	(6)	5.3%
John F. White, James F. Rice, Kenneth L. Wolfe, Foster L. Aborn and Kairos Partners III Limited Partnership 600 Longwater Drive, Suite 204 Norwell, Massachusetts 02061

(1)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after June 10, 2010. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown, and such shares are not subject to any pledge.

(2)	The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of June 10, 2010 by (ii) the number of shares of common stock outstanding as of June 10, 2010.

(3)	The information set forth with respect to Heartland Advisors, Inc., Mr. William J. Nasgovitz, Boston Avenue Capital, LLC (“BAC”), Mr. Stephen J. Heyman, Mr. James F. Adelson, Mr. Charles M. Gillman, Spencer Capital Opportunity Fund, LP (“SCF”), Dr. Kenneth H. Subin Stein and Michael J. McConnell is based on information contained in a statement on Schedule 13D jointly filed with the SEC on March 26, 2010. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 1,502,236 of the shares on behalf of private investment advisory clients. Heartland Advisors, Inc., a federally registered investment advisor, provides investment advisory services to the Heartland Group Inc. The shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Exchange Act by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. Heartland Advisors, Inc. and Mr. Nasgovitz each have shared voting power over 2,790,053 shares and shared investment power over 3,263,263 shares. Mr. Nasgovitz specifically disclaims beneficial ownership of such shares. BAC owns and has sole direct voting and dispositive power over 558,119 shares. Messrs. Heyman and Adelson are joint managers of BAC, and Mr. Gillman is portfolio manager for BAC. As joint managers of BAC, Messrs. Heyman and Adelson may each exercise voting and dispositive power over the shares of Common Stock held by BAC. As portfolio manager for BAC, Mr. Gillman may also exercise voting and dispositive power over the shares of Common Stock held by BAC. As a result, Messrs. Heyman, Adelson and Gillman may each be deemed to be indirect beneficial owners of shares of Common Stock held by BAC. The principal business address of BAC and Messrs. Heyman and Adelson is 15 East 5th Street, Suite 3200, Tulsa, Oklahoma 74102. Mr. Gillman’s address is 15 East 5th Street, Suite 2660, Tulsa, Oklahoma 74102. SCF has sole voting power and investment power over 530,683 shares. Spencer Capital Partners, LLC (“SCP”), an investment advisor, is a general partner of SCF, and Spencer Capital Management, LLC (“SCM”) is an investment advisor to SCF (SCF, SCP and SCM, collectively are referred to as the “Spencer Entities”). Dr. Shubin Stein is the managing member of SCP and SCM. As investment advisor to SCF, SCM may exercise voting and dispositive power over shares of Common Stock held by SCF. As general partner of SCF, SCP may also exercise voting and dispositive power over shares of Common Stock held by SCF. In addition, because he is the managing member of SCP and the portfolio manager of SCM, Dr. Shubin Stein may also exercise voting and dispositive power over shares of Common Stock held by SCF. As a result, SCP, SCM and Dr. Shubin Stein may each be deemed to be indirect beneficial owners of shares of Common Stock held by SCF. The principal business address of Dr. Shubin Stein and the Spencer Entities is 12 East 49th Street, 32nd Floor, New York, New York 10017. Mr. McConnell owns and has sole direct voting and dispositive power over 6,000 shares. Mr. McConnell’s business address is P.O. Box 6280, Newport Beach, California 92658. Heartland Advisors, Inc., Mr. Nasgovitz, BAC, Mr. Gillman, the Spencer Entities, Dr. Shubin Stein and Mr. McConnell are members of a group for purposes of Section 13(d)(3) of the Exchange Act. Each reporting person disclaims beneficial ownership of any shares, other than those shares for which such reporting person may exercise direct voting or dispositive power.

(4)	The information set forth with respect to Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors Inc.) is based on information contained in a statement on Schedule 13G/A jointly filed with the SEC on February 8, 2010. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described in the Schedule 13G/A that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G/A shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G/A for any other purposes than Section 13(d) of the Exchange Act.

(5)	The information set forth with respect to BlackRock Inc. (“BlackRock”) is based on information contained in a statement on Schedule 13G filed with the SEC on January 29, 2010. BlackRock is a parent holding company or control person and has sole investment discretion and sole voting power over all such shares.

(6)	The information set forth with respect to the Kairos Partners group is based on information contained in a statement on Schedule 13D/A filed with the SEC on February 4, 2010. Shares reported therein as beneficially owned by Messrs. White, Rice, Wolfe and Aborn represent shares held by Kairos Partners II Limited Partnership and Kairos Partners III Limited Partnership (collectively, the “Kairos Partnerships”). Each of Messrs. White, Rice, Wolfe and Aborn is a member of the investment committee of the Kairos Partnerships. Such committee has shared voting and investment power over such shares. The reporting persons disclaim any admission that they constitute a group, as such term is used in Section 13(d)(3) of the Exchange Act. The chairman of the Board, Kenneth P. Fallon, III, is an Associate with Kairos Partners.

How much common stock do our directors and executive officers own?
The following table sets forth information regarding ownership of our common stock as of June 10, 2010 by (a) each director and director nominee, (b) each of the executive officers named in the Summary Compensation Table in this proxy statement and (c) all directors and executive officers as a group.

	Amount and Nature of	Percent of
	Beneficial	Shares
Name of Beneficial Owner	Ownership(1)(2)(3)	Outstanding(4)
Kenneth P. Fallon, III	225,250	1.2%
Sam Owusu-Akyaw	329,766	1.8%
Stephen S. Galliker	50,000	*
Dr. Cato T. Laurencin	10,000	*
Robert J. Palmisano	35,000	*
James M. Shannon	15,000	*
Mark H. Burroughs	146,009	*
Robert W. Honneffer	81,498	*
Robert M. Wynalek	110,149	*
All executive officers and directors as a group (9 persons)(5)	1,002,672	5.3%

*	Represents less than 1% of our outstanding common stock.

(1)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after June 10, 2010. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown, and such shares are not subject to any pledge.

(2)	Includes the following shares underlying options which are currently exercisable or which will become exercisable within 60 days after June 10, 2010.

Name	Shares	Name	Shares	Name	Shares
Mr. Fallon	178,750	Dr. Laurencin	—	Mr. Burroughs	105,250
Mr. Owusu-Akyaw	215,000	Mr. Palmisano	15,000	Mr. Honneffer	38,250
Mr. Galliker	30,000	Mr. Shannon	—	Mr. Wynalek	74,000

(3)	Includes the following shares underlying time-based restricted stock units (“RSUs”) which will vest within 60 days after June 10, 2010.

Name	Shares	Name	Shares	Name	Shares
Mr. Fallon	5,000	Dr. Laurencin	5,000	Mr. Burroughs	—
Mr. Owusu-Akyaw	—	Mr. Palmisano	5,000	Mr. Honneffer	—
Mr. Galliker	5,000	Mr. Shannon	5,000	Mr. Wynalek	—

(4)	The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of June 10, 2010 by (ii) the sum of (A) the number of shares of common stock outstanding as of June 10, 2010 plus (B) the number of shares issuable upon exercise of options held by such stockholder which were exercisable as of June 10, 2010 or which will become exercisable within 60 days after June 10, 2010 plus (C) the number of shares of time-based RSUs held by such stockholder which will vest within 60 days after June 10, 2010.

(5)	Includes 656,250 shares underlying options which are currently exercisable or which will become exercisable within 60 days after June 10, 2010 and 25,000 shares underlying time-based RSUs which will vest within 60 days after June 10, 2010.

DISSIDENT STOCKHOLDERS’ ALTERNATIVE DIRECTOR NOMINEES
As noted earlier in this proxy statement, the Dissident Stockholders have stated their intention to propose four alternative director nominees for election at the annual meeting in opposition to the Board’s recommended nominees. It is unfortunate that the Dissident Stockholders have decided to pursue a costly and disruptive proxy contest at the annual meeting, which is distracting our distribution teams, employees, management and our Board during the launch of three new tissue products that are the basis of our future revenue growth and profitability. As discussed in more detail below under “Proposal No. 1—Election of Directors,” the Board of Directors strongly believes that re-election of the current directors to serve for another term is important to the future success of the Company and that the current directors offer a level of experience, including tissue industry and biologics business experience, that far exceeds the experience presented by the Dissident Stockholders’ slate. The Board firmly believes that the re-election of the current directors is in the best interest of our stockholders.
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Board Nominees for the 2010 Annual Meeting
Our Board of Directors has determined to nominate for re-election at the Annual Meeting the following six current directors whose terms expire at the 2010 Annual Meeting:

		Director
Name	Age	Since	Current Position With Osteotech
Kenneth P. Fallon, III	71	1995	Chairman of the Board
Sam Owusu-Akyaw	57	2004	President, Chief Executive Officer and Director
Stephen S. Galliker	63	2004	Director
Dr. Cato T. Laurencin	51	2008	Director
Robert J. Palmisano	65	2005	Director
James M. Shannon	58	2007	Director
Each member of the Osteotech Board has extensive knowledge of the tissue industry and the biologics business. The Dissident Stockholders have stated their intention to propose the following four alternative director nominees for election at the Annual Meeting in opposition to the Board’s recommended nominees: Gary L. Alexander, Michelle Rachael Forrest, Michael J. McConnell and Dr. Kenneth H. Shubin Stein. Based on the information made available by the Dissident Stockholders, it does not appear that any of the alternative director nominees proposed by the Dissident Stockholders has experience in the tissue industry or the biologics business. The Board of Directors strongly believes that re-election of the current directors to serve for another term is important to the future success of the Company and that the current directors offer a level of experience, including tissue industry and biologics business experience, that far exceeds the experience presented by the Dissident Stockholders’ slate. We believe that the slate of nominees nominated by our Board of Directors is highly qualified to lead the Company and is a preferable alternative to the slate proposed by the Dissident Stockholders. For these reasons, and the reasons stated below, the Board firmly believes that the re-election of these directors is in the best interest of our stockholders.
Under our Bylaws, all directors elected by the stockholders are elected for a one-year term or until their successors are duly elected and qualified. Each of the nominees has consented to serve a one-year term or until his successor is duly elected and qualified. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Business Experience of Nominees to the Board
Kenneth P. Fallon, III has served as a director of Osteotech since June 1995, and as Chairman of the Board since November 2005. Since March 2004, Mr. Fallon has been an Associate with Kairos Partners, an investment firm and a stockholder that owns approximately 5.3% of our outstanding stock. Mr. Fallon retired as the Chairman of the Board of Axya Medical, Inc., a Massachusetts based privately held medical device company, in March 2003 and was the Chief Executive Officer of Axya Medical Inc., from May 1999 until December 2002. In 1997 and 1998, Mr. Fallon was President of the surgical business at Haemonetics Corporation. In 1994 and 1995, Mr. Fallon served as Chief Executive Officer and Chairman of the Board of UltraCision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments. UltraCision, Inc. was sold to Ethicon EndoSurgery, a unit of Johnson & Johnson, Inc., in November 1995. From 1992 through 1994, Mr. Fallon served as President and Chief Executive Officer of American Surgical Technologies Corporation. Mr. Fallon was President, U.S. Operations of Zimmer, Inc., then a subsidiary of Bristol-Myers Squibb Company, from 1991 to 1992. From 1985 through 1991 he served as President of Zimmer’s Orthopaedic Implant Division, and from 1983 to 1985 as its Vice President of Marketing. Mr. Fallon previously served in positions of significant responsibility with the Codman and Orthopedic Divisions of Johnson & Johnson, Inc. Mr. Fallon is also a director of Conformis Inc., a privately held medical device firm. Mr. Fallon has a B.B.A. degree in marketing from the University of Massachusetts and an M.B.A. from Northeastern University. We believe that Mr. Fallon’s experience in the medical device industry, particularly his experience serving as the Chief Executive Officer and a member of the Board of Directors of several medical device companies, makes him well-suited to serve as a member of our Board of Directors.
Sam Owusu-Akyaw joined Osteotech in July 2004 as President and Chief Operating Officer and as a member of the Board. Since January 2006, he has served in his current position of President, Chief Executive Officer and Director. Prior to joining Osteotech, Mr. Owusu-Akyaw served as General Manager of Medtronic Midas Rex and Vice President of Medtronic, Inc. from 2000 through June 2004, and Chief Operating Officer of Medtronic Midas Rex from 1999 to 2000. Mr. Owusu-Akyaw was Vice President of Operations of DePuy-Acromed, a Johnson & Johnson Company, from 1998 to 1999 and Vice President of Acromed, Inc. from 1996 to 1998. Mr. Owusu-Akyaw was Vice President, BMS Productivity for Growth Initiative of Bristol-Myers Squibb Company from 1994 to 1996. From 1977 to 1994, Mr. Owusu-Akyaw served in positions of increasing responsibility with Zimmer, Inc., then a subsidiary of Bristol-Myers Squibb Company. Mr. Owusu-Akyaw has a B.A. degree in accounting and computer science from Manchester College and an M.B.A. in finance and operations from the University of Houston. We believe that Mr. Owusu-Akyaw’s executive level experience in the medical device industry, particularly his experience as the Chief Executive Officer of Osteotech, makes him well-suited to serve as a member of our Board of Directors.
Stephen S. Galliker has served as a director of Osteotech since March 2004. Mr. Galliker served as Executive Vice President, Finance and Administration, and Chief Financial Officer of Dyax Corp., a biopharmaceutical company, from September 1999 to his retirement in July 2008. He was Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, from July 1996 to September 1999, and was Excel’s Vice President, Finance and Administration from September 1997 to September 1999. Mr. Galliker was employed by UltraCision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments, from September 1992 to June 1996. At UltraCision, Inc., Mr. Galliker was Chief Financial Officer and Vice President of Finance until November 1995 and Chief Operating Officer from December 1995 to June 1996. In addition, Mr. Galliker has been a director of RXi Pharmaceuticals, a publicly held biopharmaceutical company, since 2007. Mr. Galliker has a B.S.B.A. in management and finance from Georgetown University and an M.B.A. from the University of Chicago. We believe that Mr. Galliker’s executive level experience in finance in the medical device industry, particularly his experience serving as the chief financial officer of a medical device company, makes him well-suited to serve as a member of our Board of Directors.
Dr. Cato T. Laurencin has served as a director of Osteotech since September 2008. Dr. Laurencin is currently the Vice President for Health Affairs at the University of Connecticut Health Center and Dean of the University of Connecticut School of Medicine. At the University of Connecticut, Dr. Laurencin also holds the Albert and Wilda Van Dusen Endowed Chair in Academic Medicine and is a Distinguished Professor of Orthopedic Surgery. From February 2003 until August 2008, Dr. Laurencin was the Lillian T. Pratt Distinguished Professor and Chair of the Department of Orthopedic Surgery at the University of Virginia. Dr. Laurencin was also designated a University Professor by the President of the University of Virginia. Prior to February 2003, Dr. Laurencin held various positions of increasing responsibility at Drexel University, including the Helen I. Moorehead Distinguished Professor of Chemical Engineering, Vice Chairman of the Department of Orthopedic Surgery and Director of Shoulder Surgery, and at MCP-Hahnemann School of Medicine, where he served as Clinical Professor of Orthopedic Surgery and Research Professor of Pharmacology and Physiology. Dr. Laurencin has a B.S.E. degree in chemical engineering from Princeton University, an M.D. from Harvard University Medical School and a Ph.D. in biochemical engineering/biotechnology from the Massachusetts Institute of Technology. We believe that Dr. Laurencin’s experience as a practitioner and professor of orthopedic surgery, as well as his significant executive level leadership experience at a number of medical schools, makes him well-suited to serve as a member of our Board of Directors.

Robert J. Palmisano has served as a director of Osteotech since March 2005. Mr. Palmisano is currently the President and Chief Executive Officer of ev3, Inc., a medical device company focused on catheter-based technologies for the endovascular treatment of vascular diseases and disorders. From April 2003 until April 2008, Mr. Palmisano was the President, Chief Executive Officer and a director of IntraLase Corp., a company engaged in the design, development and manufacture of laser products for vision correction, which was acquired by Advanced Medical Optics, Inc. in April 2007. Prior to joining IntraLase, from April 2001 to April 2003, Mr. Palmisano was the President, Chief Executive Officer and a director of MacroChem Corporation, a development stage pharmaceutical corporation. From April 1997 to January 2001, Mr. Palmisano served as the President and Chief Executive Officer and as a director of Summit Autonomous, Inc., a global medical products company that was acquired by Alcon, Inc. in October 2000. Prior to 1997, Mr. Palmisano held various executive positions with Bausch & Lomb Incorporated, a global eye care company. Mr. Palmisano has a B.A. degree in Political Science from Providence College. Mr. Palmisano serves on the board of directors of ev3, Inc., a publicly held company, on the board of directors of both Bausch & Lomb Incorporated and LenSX Lasers Inc., both privately held companies, and is a member of the Board of Trustees for Providence College. During the past five years, Mr. Palmisano previously served on the board of directors of Advanced Medical Optics Inc., a publicly held company. We believe that Mr. Palmisano’s experience in the medical device industry, particularly his experience serving as an executive officer and a member of the Board of Directors of several medical device companies, makes him well-suited to serve as a member of our Board of Directors.
James M. Shannon has served as a director of Osteotech since March 2007. Since June 2002, Mr. Shannon has been the President and Chief Executive Officer of the National Fire Protection Association (the “NFPA”), an international organization which is the world’s leading advocate for fire prevention, which provides and develops codes and standards, research, training and education. From 1991 until June 2002, he was Senior Vice President and General Counsel of NFPA. Formerly, Mr. Shannon was the Attorney General of the Commonwealth of Massachusetts from 1987 to 1991 and a Senior Partner at the law firm of Hale & Dorr from 1985 to 1987. From 1979 to 1985, Mr. Shannon represented the Commonwealth of Massachusetts in the U.S. House of Representatives, where he served as a member of the Ways and Means Committee for six years and served on the Trade, Health and Social Security Subcommittees. Mr. Shannon has a B.A. degree from Johns Hopkins University and a J.D. from George Washington University. We believe that Mr. Shannon’s experience as the president and chief executive officer of a national organization, as well as his experience as the Attorney General of the Commonwealth of Massachusetts and a member of the U.S. House of Representatives, makes him well-suited to serve as a member of our Board of Directors.
Board Recommendation
The Dissident Stockholders have stated their intention to propose four alternative director nominees for election at the annual meeting. The Board of Directors strongly believes that re-election of the current directors to serve for another term is important to the future success of the Company and that the current directors offer a level of experience in the tissue industry and the biologics business that far exceeds the experience presented by the Dissident Stockholders’ slate. For these reasons, the Board recommends a vote FOR the election of each of the nominees named above (Proposal No. 1 on the GOLD proxy card).
Family Relationships
There are no family relationships among any of our directors or executive officers.

DIRECTOR COMPENSATION
Under our director compensation policy, our non-employee directors are compensated as follows:
Members of the Board. Each of our non-employee directors receives $15,000 per annum and an annual equity grant of either an option to purchase 15,000 shares of our common stock or 5,000 RSUs under one of our stock plans in consideration of the director’s service on the Board. In 2009, the director equity grant was 5,000 RSUs. Each non-employee director is entitled to receive $1,000 for each Board meeting attended in excess of five meetings per year and reimbursement for travel and related expenses incurred in connection with attendance at all meetings. During 2009, non-employee directors did not receive any additional fees for their attendance at board meetings.
Chairperson of the Board. In addition to the annual compensation for non-employee directors described above under “Members of the Board,” the Chairperson of the Board receives $20,000 per annum in consideration of the additional duties and responsibilities required of the Chairperson of the Board. The Chairperson of the Board receives no additional compensation for serving as a member or chairperson of any Board committees.
Chairperson of our Board Committees. In addition to the annual compensation for non-employee directors described above under “Members of the Board,” the Chairperson of the Audit Committee receives $10,000 per annum and the Chairperson of each of our other Board committees receives $5,000 per annum in consideration of the additional duties and responsibilities required of a Chairperson of a Board committee.
Non-Chairperson Members of the Board Committees. In addition to the annual compensation for the non-employee directors described above under “Members of the Board,” the members of each Board committee who do not serve as the Chairperson of such committee receive $2,500 per annum for each Board committee on which they serve in consideration of the additional duties and responsibilities required of Board committee membership.
Non-employee directors may also receive additional compensation for work performed on special projects requested by the Board of Directors, as approved in advance by the Compensation Committee. Directors who also serve as our executive officers receive no additional compensation for serving as a director. See “Summary Compensation Table” on page 24.
A summary of compensation paid to each of our non-employee directors during fiscal year 2009 is set forth below.

Director Compensation in Last Fiscal Year
	Fees Earned
	or Paid	Stock	Option		All Other
	in Cash	Awards	Awards		Compensation	Total
Name	($)	($)(1)	($)(2)		($)(3)	($)
Kenneth P. Fallon, III	35,000	19,950	358,000	(4)	104,750	517,700
Stephen S. Galliker	27,500	19,950	—		—	47,450
Dr. Cato T. Laurencin	16,250	19,950	—		—	36,200
Robert J. Palmisano	25,000	19,950	—		—	44,950
James M. Shannon	21,250	19,950	—		—	41,200

(1)	The amounts in this column are calculated based on the fair market value of our common stock on the date the grant was made in accordance with Finance Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). In 2009, each director received a grant of 5,000 RSUs with a grant date fair value of $19,950. As of December 31, 2009, each director held 5,000 RSUs.

(2)	The directors held options as of December 31, 2009, as follows:

Name	Options	Name	Options	Name	Options
Mr. Fallon	178,750	Dr. Laurencin	0	Mr. Shannon	0
Mr. Galliker	30,000	Mr. Palmisano	15,000

(3)	Consists of $90,000 paid to Mr. Fallon for providing assistance to management on strategic direction issues and for his work on special projects requested by the Board of Directors and $14,750 of incremental cost to Osteotech for medical and dental benefits.

(4)	On July 1, 2009, Mr. Fallon was granted options to purchase 100,000 shares of our common stock. In accordance with FASB ASC Topic 718, we chose the Black-Scholes option pricing model to estimate the grant date fair value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date fair value for the options: risk free rate: 3.38%; expected life: 8.5 years; volatility: 73.4%; and dividend yield: 0%; resulting in a grant date fair value of $3.58 per share.
DIRECTOR NOMINATION PROCESS
Criteria for Board Membership
The Charter of the Nominating and Corporate Governance Committee, or Nominating Committee, sets forth the criteria for identifying and recommending new candidates to serve as directors. In considering potential candidates of the Board, the Nominating Committee will give equal consideration to director candidates recommended by stockholders and the Nominating Committee’s own candidates, provided that the stockholder recommendations are made in accordance with the procedures described below. Candidates will be interviewed by the Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:
•	Experience as a board member of another publicly traded corporation, experience in industries or with technologies relevant to Osteotech, accounting or financial reporting experience, or such other professional experience which the Nominating Committee determines qualifies an individual for Board service;
•	Candidates’ business judgment and temperament, ethical standards, view of the relative responsibilities of a board member and management, independent thinking, articulate communication and intelligence; and
•	Any other factors, as the Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
Stockholder Nominees
The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company. As described in our Bylaws, such stockholder’s proposal regarding nominees for director shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends, or is, (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Such proposal should be submitted in the time frame described in our Bylaws and under the caption, “Stockholder Proposals,” below.

The Dissident Stockholders have stated their intention to propose four alternative director nominees for election at the annual meeting. The Board unanimously recommends a vote FOR each of the Board’s six nominees for director on the enclosed GOLD proxy card.
Process for Identifying and Evaluating Nominees
The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. Current directors standing for reelection are not required to participate in an interview process. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will be interviewed in person or by telephone by all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the Committee should recommend to the Board that such candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.
Each of the nominees listed in this proxy statement are current directors standing for re-election.
CORPORATE GOVERNANCE
Does Osteotech have a Code of Ethics?
We have adopted a code of ethics that applies to all our officers and employees, including our principal executive officer and principal financial officer/principal accounting officer. This code of ethics is included in the Code of Business Conduct and Ethics which is available on our website at www.osteotech.com. We intend to post on our website any amendment to, or waiver from, a provision of our Code of Ethics that applies to any director or officer promptly following the date of such amendment or waiver.
How is the Osteotech Board structured?
The Board believes it is appropriate to separate the office of Chairman of the Board from the office of the Chief Executive Officer in order to preserve and strengthen the oversight role of the Board of Directors. The Board believes it is the Chairman of the Board’s responsibility to run the Board and the Chief Executive Officer’s responsibility to run our company. The Non-Executive Chairman is responsible for coordinating activities of, and communication with, the Board, including leading the meetings of the Board of Directors and the executive sessions of the non-management directors; facilitating communications between the directors and management; establishing the agenda for Board meetings; working with the Chief Executive Officer and the Board on defining a process for developing corporate strategy and providing oversight and guidance in its development; and for other matters as determined by the Board from time to time. Kenneth P. Fallon, III has been our Non-Executive Chairman since November 2005.

What is the Board’s role in risk oversight?
Our Board of Directors, in combination with the Audit Committee, has responsibility for risk oversight, focusing on our overall risk management strategy, our degree of tolerance for risk, and the steps management is taking to manage our risks. Management reports to the Board and/or the Audit Committee on its risk management process on a periodic basis. Our management is responsible for day-to-day risk assessment and mitigation activities. We believe this division of responsibilities provides an effective approach for addressing our risks and that our Board leadership structure (with the separation of the Chairman of the Board from the Chief Executive Officer to strengthen the Board of Directors general oversight role) is aligned with this approach.
Which directors are independent?
The Board has determined that Messrs. Fallon, Galliker, Palmisano and Shannon are independent under applicable NASDAQ rules. Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC rules, the Board considered certain other relationships in making its independence determinations, including Mr. Fallon’s relationship with Kairos Partners, a stockholder owning 5.3% of our common stock, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company. Dr. Laurencin was independent under applicable NASDAQ rules before our entry into the consulting agreement described in the following paragraph, but is no longer independent under applicable NASDAQ rules by virtue of his consulting arrangement with us.
In March 2010, we entered into a consulting agreement with Laurencin Orthopaedic Associations for the consulting services of Dr. Laurencin, who is one of our directors. Pursuant to the terms of the consulting agreement, we will pay Dr. Laurencin $4,000 per day for Dr. Laurencin’s consulting services and will pay Dr. Laurencin a royalty payment in connection with our sale of certain products that are invented solely or jointly by Dr. Laurencin and are developed and commercialized using Dr. Laurencin’s services. The consulting agreement has an initial term of two years and may be renewed by us thereafter in our sole discretion. In accordance with the related party transaction review and approval standards described under the heading “Transactions with Related Persons,” our Audit Committee reviewed and approved the consulting agreement with Dr. Laurencin on March 30, 2010.
Can stockholders communicate directly with the directors?
Stockholders can communicate directly with the directors. All communications should be sent in care of our Secretary or Assistant Secretary at Osteotech’s address and should prominently indicate on the outside of the envelope that it is intended for the Board, for a specific non-employee director or for a particular committee of the directors. If no director is specified, the communication will be forwarded to the entire Board.
How often did the Board meet during 2009?
The Board met six times during 2009. Each director attended at least 75% of the total number of meetings of the Board and committees on which he served during fiscal year 2009. The independent directors of the Board meet in an executive session prior to or during each in-person meeting of the Board.
How many directors attended the 2009 annual meeting of stockholders?
We encourage, but do not require, our Board members to attend the annual meeting of stockholders. Last year all six of our directors attended the annual stockholders’ meeting.

What committees has the Board established?
The Board has standing Executive, Compensation, Audit and Nominating and Corporate Governance Committees. The membership of the standing committees as of June 28, 2010 was as follows:

Nominating
and
Corporate
	Executive	Compensation	Audit	Governance
Name	Committee	Committee	Committee	Committee
Kenneth P. Fallon, III	*		*	**
Sam Owusu-Akyaw	*
Stephen S. Galliker		*	**
Robert J. Palmisano	*	**		*
James M. Shannon		*	*	*

*	Member

**	Chair. There is no Chair of the Executive Committee.
Audit Committee. As of June 28, 2010, the Audit Committee consisted of Messrs. Galliker (Chairman), Fallon and Shannon. Dr. Laurencin served on the Audit Committee until June 18, 2009, at which time Mr. Fallon was appointed to serve as a member of the Audit Committee. In compliance with audit committee requirements for NASDAQ companies, all members of the Audit Committee are independent, as independence is defined in the NASDAQ listing standards and in Rule 10A-3 promulgated under the Exchange Act. Each of the members is able to read and understand financial statements, including a balance sheet, income statement and statement of cash flow. The Board has determined that Mr. Galliker is an “audit committee financial expert” as such term is defined under the applicable SEC rules. The Audit Committee met four times during 2009. The Audit Committee has adopted a Charter, which may be found on our website at www.osteotech.com. The Charter describes the primary purpose of the Audit Committee as assisting the Board in fulfilling its responsibility to oversee management’s conduct of our financial reporting process and to ensure that our financial condition and results of operations are fully, timely, fairly, accurately and understandably reported to our investors and the investment community in general. The charter specifies that the Audit Committee is to fulfill its purpose by overseeing:
•	the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other user thereof;
•	our systems of internal accounting and financial controls and management’s evaluation thereof in accordance with the Sarbanes-Oxley Act of 2002;
•	the annual independent audit of our consolidated financial statements and internal control over financial reporting conducted by our independent registered public accounting firm; and
•	our legal compliance and ethics programs as established by management and the Board.
See the “Report of the Audit Committee of the Board of Directors” on page 31.
Nominating and Corporate Governance Committee. As of June 28, 2010, the Nominating Committee consisted of Messrs. Fallon (Chairman), Palmisano and Shannon. The Board has determined that all of the members of the Nominating Committee are independent as defined in the NASDAQ listing standards. The Nominating Committee met one time in 2009. The Nominating Committee has adopted a charter, a copy of which may be found on our website at www.osteotech.com.

The purpose of the Nominating Committee is to:
•	assess the qualifications of potential director nominees and candidates;
•	determine the slate of director nominees for election to the Board;
•	identify and recommend candidates to fill vacancies on the Board occurring between annual meetings of stockholders; and
•	develop and recommend to the Board a set of corporate governance principles applicable to Osteotech.
Compensation Committee. As of June 28, 2010, the Compensation Committee consisted of Messrs. Palmisano (Chairman), Galliker and Shannon. Dr. Laurencin served on the Compensation Committee until June 18, 2009, at which time Mr. Shannon was appointed to serve as a member of the Compensation Committee. The Board has determined that all of the members of the Compensation Committee are independent directors in accordance with the NASDAQ listing standards. In 2009, the Compensation Committee met three times. The Compensation Committee has adopted a charter, a copy of which may be found on our website at www.osteotech.com.
The purposes of the Compensation Committee are to assist the Board in the discharge of its responsibilities with respect to compensation for our executive officers and independent directors, report annually to our stockholders on executive compensation matters, administer our equity-based compensation plans, and take or cause to be taken such other actions and address such other matters as the Board may from time to time authorize or permit the Committee to undertake or assume responsibility for. The specific authority delegated to the Compensation Committee pursuant to its charter includes:
•	determining the amount and form of compensation paid to our Chief Executive Officer;
•	determining the amount and form of compensation paid to our executive officers, officers, employees, consultants and advisors and reviewing the performance of such persons, establishing our general compensation policies and practices and administering plans and arrangements established pursuant to such policies and practices. The Compensation Committee may delegate its authority on these matters with regard to officers, non-officer employees and consultants to officers and other appropriate supervisory personnel;
•	administering our equity-based compensation plans;
•	selecting, engaging, compensating and terminating compensation consultants, legal counsel and such other advisors as it deems necessary and advisable, and delegating these authorities to our officers as the Compensation Committee deems necessary in order to assist it in carrying out its responsibilities and functions; and
•	preparing an annual report to our stockholders on executive compensation and reviewing our Compensation Discussion and Analysis.
Except for determining the amount and form of the Chief Executive Officer’s compensation, the Compensation Committee may delegate its authority to a subcommittee of the Compensation Committee. In addition, to the extent permitted by applicable law, the Compensation Committee may delegate to a subcommittee comprised of one or more of our officers (or other appropriate supervisory personnel) the authority to grant stock options and other stock awards to employees or consultants (who are not executive officers or members of the Board) of the Company or of any subsidiary of the Company.
Our Chief Executive Officer makes recommendations to the Compensation Committee on compensation for our other executive officers, including salary increases, bonuses and equity grants, based on his assessment of the individual’s performance as measured against that individual’s targeted performance goals. The Compensation Committee reviews these recommendations and independently determines the compensation for such officers.

In December 2006, the Compensation Committee determined that the advice of an outside compensation consulting firm was necessary to assist the Compensation Committee in determining the appropriate long-term compensation for our executive officers. In December 2006, the Company, on behalf of the Compensation Committee, engaged Mercer Human Resource Consulting, an independent compensation consulting firm, to review and provide information on executive officer compensation and its components, and current trends and best practices in executive compensation with a specific focus on long-term incentive practices. The scope of the services included a competitive assessment of the compensation of all of our executive officers and a report on long-term incentive market practices. Mercer completed the study and provided a report to the Compensation Committee in March 2007. The Compensation Committee reviewed the Mercer report and requested certain changes, updates and further investigation and resolution of certain matters. The Compensation Committee continues to rely on the Mercer report in determining compensation for our executive officers.
Executive Committee. The Executive Committee currently consists of Messrs. Fallon, Owusu-Akyaw and Palmisano and possesses all of the powers of the Board except the power to issue stock, approve mergers with nonaffiliated corporations or declare dividends, and certain other powers specifically reserved by Delaware law to the Board and except as exclusively reserved by the other standing committees of the Board. In 2009, the Executive Committee did not meet.
IDENTIFICATION OF EXECUTIVE OFFICERS

			Officer
Name	Age	Current Position With Osteotech	Since
Sam Owusu-Akyaw	57	President, Chief Executive Officer and Director	2004
Mark H. Burroughs	49	Executive Vice President and Chief Financial Officer	2000
Robert W. Honneffer	58	Executive Vice President, Global Operations	2004
Robert M. Wynalek	51	President Domestic	2004
BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS
The following is a description of the background of the executive officers of Osteotech who are not directors:
Mark H. Burroughs has served as our Executive Vice President and Chief Financial Officer since January 2006. Mr. Burroughs joined Osteotech in November 2000 as Vice President Finance and Treasurer. Prior to joining Osteotech, Mr. Burroughs was Senior Vice President, Finance for MEDIQ/PRN Life Support Services, Inc. During his tenure with MEDIQ/PRN, from November 1992 to October 2000, Mr. Burroughs served in a variety of executive level capacities in finance, operations, business development and mergers and acquisitions. Previously, Mr. Burroughs held positions of increasing responsibility for nine years with Deloitte & Touche. Mr. Burroughs has served on the Finance Committee of the American Association of Tissue Banks since 2004. Mr. Burroughs is a Certified Public Accountant and has a B.S. in Accounting from Montclair State University.
Robert W. Honneffer joined Osteotech in September 2004 and was elected Executive Vice President, Operations Services/Materials Management in January 2010. From January 2009 until January 2010, Mr. Honneffer served as Executive Vice President, Global Operations. Mr. Honneffer was elected President of OST Development, a subsidiary of the Company, in January 2007. From April 2006 to January 2009, Mr. Honneffer served as Senior Vice President, Operations. From December 2004 to April 2006, Mr. Honneffer served as Vice President Operations and from September 2004 to December 2004, he served as Vice President Supply Chain & Distribution. Mr. Honneffer has over 30 years of diversified medical device experience. Immediately prior to joining Osteotech, Mr. Honneffer served as Director of Customer Services and Technical Support at Medtronic Powered Surgical Solutions. Prior to Medtronic, Mr. Honneffer held positions in business development and general management with CASurgica Inc., OrtoMaquet AG and Unique Instruments Inc. From 1973 until 1997, Mr. Honneffer held various positions of increasing responsibility with Zimmer, Inc., then a division of Bristol-Myers Squibb Inc. Mr. Honneffer has an M.S. in Business Administration from St. Francis College and a B.S. in Mechanical Engineering from Youngstown State University.

Robert M. Wynalek joined Osteotech in September 2004 and was elected President Domestic in April 2006. From September 2004 to April 2006, Mr. Wynalek served as Senior Vice President, Sales & Marketing. Prior to joining Osteotech, Mr. Wynalek had more than 26 years in sales and marketing experience in the medical device and related industries. Mr. Wynalek served as Vice President of Marketing for Medtronic Powered Surgical Solutions from April 1999 to September 2004, and as Director, Powered Surgical Systems, a division of Medtronic Sofamor Danek, from June 1996 until April 1999. From September 1990 until June 1996, Mr. Wynalek served in positions of increasing responsibility with Smith & Nephew Orthopedics. From June 1981 until September 1990, Mr. Wynalek held positions with Becton Dickinson and Company and Levor Brothers Company. Mr. Wynalek has a B.S.B.A. in Marketing from Bowling Green University.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee determines all compensation paid or awarded to our executive officers, including the Named Executive Officers. The following discussion describes the objectives of our compensation programs, including the philosophy and policies behind the programs, the elements of our compensation programs, and the impact of regulatory requirements on our compensation decisions and programs.
Objectives of Our Compensation Programs
Compensation Philosophy
The Compensation Committee believes Osteotech must retain, adequately compensate and financially motivate talented and ambitious managers capable of leading Osteotech’s planned expansion in highly competitive fields, in which many of Osteotech’s competitors have greater total resources. The Compensation Committee’s goal is to use Osteotech’s resources wisely by attracting and retaining the most effective and efficient management organization possible. In determining the compensation of the executive officers in 2009, the Compensation Committee utilized (1) established salary administration practices, (2) the standards set forth in the Management Performance Bonus Plan and (3) established practices for stock-based incentive awards to establish salaries, bonuses and equity awards for executive officers in comparison to those paid by the companies within the Compensation Peer Group (as defined below).
The Compensation Committee believes that the best interests of the Company’s stockholders will be served if the executive officers are focused on the long-term objectives of Osteotech, as well as the current year’s goals. The Compensation Committee views base salary and cash bonuses to be the best solution to reward and provide incentive for the achievement of current goals and restricted stock units and other stock-based awards to be the best method to provide incentive to management to focus on achieving long-term objectives.
It should also be noted that:
•	exceptions to the general principles stated herein are made when the Compensation Committee deems them appropriate to the stockholders’ interests;
•	the Compensation Committee regularly considers other forms of compensation and modifications of its present policies, and will make changes as it deems appropriate; and
•	the competitive opportunities to which Osteotech’s executives are exposed frequently come from private companies or divisions of large companies, for which published compensation data is often unavailable, with the result that the Compensation Committee’s information about such opportunities is often anecdotal.

Compensation Policies
In making compensation decisions for Osteotech’s executive officers, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies in competitive industries (the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Compensation Committee, consists of companies against which the Compensation Committee believes Osteotech competes for talent and stockholder investment. The companies comprising the Compensation Peer Group are:

Cryolife, Inc.	Orthofix International N.V.

Exactech Inc.	RTI Biologics, Inc.

Integra Lifesciences Holdings Corporation	Wright Medical Group, Inc.

Kensey Nash Corporation
There is no pre-established policy or target for the allocation between either cash or non-cash or short-term and long-term incentive compensation. The Compensation Committee determines, at its discretion based upon previous consultations with Mercer Human Resource Consulting, the appropriate level and mix of incentive compensation. The Compensation Committee’s goal is to set total compensation (cash compensation plus long-term compensation) for each of the Company’s Named Executive Officers at the median level or higher of companies comprising the Compensation Peer Group. However, in evaluating the cost to the Company of such a program, it was determined that the cost is more than the Company can bear on a recurring basis and the Compensation Committee utilizes its discretion in evaluating overall compensation for the executive officers.
Components of the Compensation Package
The compensation package for each of the Named Executive Officers consists of four elements: (1) base salary, (2) Management Performance Bonus Plan, (3) stock-based incentive programs, and (4) various other benefits. In addition, the Named Executive Officers have entered into employment agreements with us, and are entitled to receive change of control and severance payments. More specific information on each of these elements is provided under “Employment and Change in Control Agreements” in this proxy statement.
The Compensation Committee independently determines, taking into account the recommendation of the Chief Executive Officer for Named Executive Officers other than the Chief Executive Officer, the amount and allocation of each component of the compensation package for each Named Executive Officer.
Base Salary
The salaries paid to executive officers were determined in accordance with Osteotech’s salary administration practices utilized by the Compensation Committee. In addition, the Compensation Committee considers input from Mercer Human Resource Consulting. The most recent report provided by Mercer Human Resource Consulting to the Compensation Committee on salary levels was provided in April 2007.
The range of salary levels paid to the Named Executive Officers was established based upon competitive factors in the marketplace and the level of the executive officer’s position within Osteotech’s management structure. The actual salary paid within such range is based, initially, on qualifications, and on an ongoing basis, upon a combination of the executive officer’s qualifications and the executive officer’s individual performance.

Increases in salaries are generally based upon performance reviews which are conducted annually by the Chief Executive Officer and the Compensation Committee at the calendar year end. Effective January 1, 2009, the Compensation Committee effected salary increases for the Named Executive Officers based upon each executive officer’s individual performance and, in the case of Mr. Owusu-Akyaw, competitive market data. The following table summarizes the salary increases for the Named Executive Officers that became effective January 1, 2009:

	Fiscal 2008	Fiscal 2009		Percent
	Salary	Salary		Increase for
Name	($)	($)		Fiscal 2009
Sam Owusu-Akyaw	400,000	414,000		3.5%
Mark H. Burroughs	248,400	257,094		3.5%
Robert W. Honneffer	204,880	212,051	(1)	3.5	%(1)
Robert M. Wynalek	264,690	273,954	(1)	3.5	%(1)

(1)	Mr. Honneffer and Mr. Wynalek each elected to receive restricted stock units (“RSUs”) in lieu of cash salary increases in 2009. The number of RSUs awarded to each officer was based on a 3.5% salary increase to which each was entitled divided by the closing price of our common stock on December 31, 2008. The RSUs were granted on January 13, 2009 and vested in two equal tranches on June 30, 2009 and December 31, 2009.
Based on the Company’s financial performance in 2009 and the need for the Company to reduce expenses and retain its cash reserves, the Company did not provide the Named Executive Officers with salary increases for fiscal 2010. Salaries paid to the Named Executive Officers for fiscal 2010 will remain at the fiscal 2009 levels.
Management Performance Bonus Plan
Effective as of January 1, 2006, the Compensation Committee adopted a revised Management Performance Bonus Plan (the “Plan”). The Plan provides for the payment of cash bonuses to the Company’s officers, director-level employees and certain other senior managers based on the attainment by the Company of specified performance objectives. The primary objective of the Plan is to provide incentives to the executive officers and other key members of management to achieve financial and business objectives. The program is designed to:
•	emphasize and improve Osteotech’s performance;
•	focus management’s attention on key priorities and goals;
•	reward significant contributions to Osteotech’s success; and
•	attract and retain results-oriented executives and senior managers.
Each participant in the Plan has a target incentive opportunity equal to a percentage of the participant’s annual base salary. On an annual basis, the Company’s senior management will recommend the target incentive opportunity for consideration by the Compensation Committee and the Compensation Committee will make the ultimate determination of the target incentive opportunity to be applied. The target incentive opportunity is the amount that will be paid if the Company meets all of its performance objectives. The actual payout to participants may be higher, lower or equal to the target incentive opportunity.
Each year, the Company’s senior management will recommend, for consideration by the Compensation Committee, performance measures that support the Company’s business plan for the coming year and determine appropriate weighting for each performance measure. The Compensation Committee will make the ultimate determination of the performance measures to be applied and the appropriate weighting for each performance measure. Earnings Before Interest and Taxes (“EBIT”) and/or revenue growth will be used as performance measures each year, although additional performance measures may also be established. A minimum, target and maximum performance level for each of the annual performance measures will be set each year. Performance below the minimum will result in no payment for that performance measure. Performance exceeding expectations will result in additional payouts up to the allowed maximum. At the target performance level, participants will receive 100% of their target incentive opportunity. Payouts to participants in the Plan are subject to the Company’s ability to provide appropriate reserves through current year earnings to fund any payment. The Compensation Committee has discretion to increase or decrease payout amounts under the Plan, to amend or revise the performance targets and to establish new targets.

The target incentive opportunity for 2009 for the Chief Executive Officer was 50% of his annual base salary and for each of the Company’s other executive officers was 35% of the participant’s annual base salary as set forth in the table below:

	2009 Target
	Incentive	2009 Target
	Opportunity (as a	Incentive
	percentage of	Opportunity
Name	base salary)	($)
Sam Owusu-Akyaw	50%	207,000
Mark H. Burroughs	35%	89,983
Robert W. Honneffer	35%	74,218
Robert M. Wynalek	35%	95,884
For 2009, the performance measures were as follows: (1) EBIT and (2) total revenue growth, with each performance measure accounting for 40% and 60%, respectively, of the target incentive opportunity. To receive a payout under the EBIT or total revenue growth performance measures, the Company must achieve a minimum target level for each of the individual performance measures and must generate sufficient earnings to fund reserves for any payouts earned. The performance measures for 2009 were set at levels which the Compensation Committee intended to be challenging to encourage the Company’s executive officers to aggressively pursue the corporate objectives, including increasing revenues and earnings. However, these performance measures were also intended to be attainable, if the senior management team successfully executed upon the strategies and tactics developed under Osteotech’s strategic plan. The Compensation Committee believes a senior management team that is providing strong performance should be able to satisfy the performance measures under the Plan in most, but not all, years.
Subsequent to December 31, 2009, management of the Company assessed achievement under the Plan. Because the Company did not meet the EBIT or total revenue growth targets set forth under the Plan for 2009, no payouts were made for 2009.
In March 2010, the Compensation Committee set revenue growth as the key performance measure under the Management Performance Bonus Plan for 2010. To achieve any payouts under the bonus plan in 2010, the Company must overachieve the revenue target as detailed in the 2010 operating plan approved by the Board of Directors by more than $1.0 million. Payouts will be based on the magnitude of the revenue growth over the target and then earned on a pari passu basis in relationship to all employees included in the bonus plan. The target incentive opportunity for 2010 for the Chief Executive Officer is 50% of his annual base salary and for each of the Company’s other executive officers is 35% of the participant’s annual base salary. In addition, to receive a payout, the Company must generate sufficient earnings to fund reserves for any payouts earned.
Stock-Based Incentive Programs
The Compensation Committee views stock options, RSUs and other stock-based awards as an important long-term incentive vehicle for the Company’s executive officers. Stock-based awards provide executives with the opportunity to share in the appreciation of the value of Osteotech’s common stock which the Compensation Committee believes would be due largely to the efforts of such executives.

Our 2007 Stock Incentive Plan (the “2007 Stock Plan”) is a long-term plan designed to link executive rewards with stockholder value over time. Executive officers are eligible to receive stock-based awards pursuant to the 2007 Stock Plan. The number of awards granted to the Named Executive Officers is based upon the individual performance of the executive officer and the Compensation Committee’s assessment of the executive officer’s ability to contribute to the enhancement of stockholder value in the future. No awards are made when an individual’s performance is unsatisfactory. Performance is evaluated by the Compensation Committee based on the executive’s individual contribution to the long-term health and growth of the Company and the Company’s performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock-based awards. Specifically, for the Chief Executive Officer and other Named Executive Officers, the Committee does not apply a mathematical formula that relates financial and non-financial performance to the number of stock-based awards.
As previously disclosed, each of the Named Executive Officers was granted performance-based RSUs in December 2008. Each RSU represents a right to receive one share of common stock upon the vesting of such unit. In order for the RSUs to vest, the Company’s diluted earnings per share (“EPS”) for 2009 needed to equal at least 75% of the specified EPS target as determined by the Board. Because the Company’s actual EPS for 2009 did not equal at least 75% of the specified EPS target, the RSUs were forfeited by the Named Executive Officers. The number of performance-based RSUs forfeited by each Named Executive Officer follows: for Mr. Owusu-Akyaw, 21,210 RSUs; for Mr. Burroughs, 10,500 RSUs; for Mr. Wynalek, 10,500 RSUs; and for Mr. Honneffer, 10,500 RSUs.
As previously disclosed, payouts under the Management Performance Bonus Plan for 2008 equaled 12% of the target incentive opportunity for 2008. To provide additional incentive in 2009, build ownership in the Company as a means of retention and reward for the successes with the new product initiatives, the Compensation Committee determined to grant RSUs to each Named Executive Officer in lieu of cash payouts under the Management Performance Bonus Plan for fiscal 2008. The number of RSUs granted to each Named Executive Officer was determined by dividing the actual incentive award earned for 2008 as set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table by the closing price of our common stock on March 23, 2009 of $3.38. The RSUs were granted pursuant to the Amended and Restated 2000 Stock Plan (the “2000 Stock Plan”) and vested in full on March 19, 2010.
In April 2010, the Compensation Committee awarded 30,300 RSUs to Mr. Owusu-Akyaw and 15,000 RSUs to each of the other Named Executive Officers. In determining the number of RSUs to grant to the Named Executive Officers, the Compensation Committee considered the Named Executive Officers’ individual performance levels, the number of shares available under the 2007 Stock Plan for future equity awards and the current and future financial impact of the equity awards on the Company’s results of operations. Of the RSUs granted to each Named Executive Officer, 30% were time-based and 70% were performance-based. The RSUs were granted under the terms of the 2007 Stock Plan. The Compensation Committee decided to incorporate performance-based vesting terms into the RSU awards in order to ensure the Named Executive Officers’ focus on Osteotech’s short-term and long-term financial results. The time-based RSUs will vest in four equal installments on April 29, 2011, 2012, 2013 and 2014. The performance-based RSUs will vest in their entirety on April 29, 2013, subject to the satisfaction of a vesting condition linked to the Company’s EPS for 2010. If actual EPS for 2010 is less than the EPS target (as determined by the Board), none of the RSUs will vest. For EPS results between target and 175% of the specified EPS target, the RSUs will vest in proportion to the level of EPS achieved, with a minimum vesting percentage of 100% and a maximum vesting percentage of 150% of the total RSUs granted. Because these time-based and performance-based RSUs were not granted to the Named Executive Officers during fiscal 2009, these RSUs granted to the Named Executive Officers are not disclosed in the “Grants of Plan-Based Awards” table in this proxy statement.
Other Benefits
Named Executive Officers participate in various medical, dental, life, disability, defined contribution (401(k)) and other benefit programs that are generally made available to all employees.
Severance Arrangements
We have entered into employment agreements with each of the Named Executive Officers. The employment agreements provide that, if a Named Executive Officer is terminated without cause, the officer will be entitled to certain severance payments and benefits. We believe that companies should provide reasonable severance benefits to executive officers to reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. We also believe severance benefits are an important part of our overall compensation philosophy and are needed in order to attract and retain highly qualified key executives and provide competitive total compensation.

Change in Control Arrangements
We have entered into change in control agreements with each of the Named Executive Officers. Under the change in control agreements, the Named Executive Officers may be entitled to receive certain payments and benefits if there is a separation of service after a change in control. In certain circumstances after a change in control, the benefits under the Named Executive Officer’s employment agreement and change in control agreement are additive. The Compensation Committee believes that it is important to protect the Named Executive Officers in the event of a change of control. Further, it is the Compensation Committee’s belief that providing change of control benefits should eliminate or reduce the reluctance of executive management to pursue potential change of control transactions that may be in the best interests of stockholders. The change in control agreements assure that Osteotech will have the continued dedication of these individuals as executives notwithstanding the possibility, threat or occurrence of a change in control of Osteotech. In order for the change in control benefits to apply there must be both a change of control and a separation of service. Because the Named Executive Officer can voluntarily terminate his or her employment for any reason after the 180th day following the change in control and still receive benefits, the change in control agreements are deemed to contain a “modified single trigger.” The Compensation Committee believes that the “modified single trigger” design is more appropriate than the “single trigger” design as it prevents payments in the event of a change in control where the executive continues to be employed by the Company.
More information regarding the terms of the employment and change in control agreements with the Named Executive Officers is provided under “Employment and Change in Control Agreements” in this proxy statement.
Impact of Regulatory Requirements on Compensation
The Compensation Committee carefully considers the accounting, tax and financial consequences of the executive compensation and benefit programs implemented by the Company. The 2007 Stock Plan was designed to allow for tax-deductibility of stock options, stock appreciation rights and performance-based stock awards under Section 162(m) of the Internal Revenue Code. The Compensation Committee has been using a mix of time-based restricted stock units and performance-based restricted stock units to better manage the pool of available shares under the 2007 Stock Plan, and so extend the time period over which the shares approved would be consumed.
Under Section 162(m) of the Internal Revenue Code, the Company must meet specified requirements related to the Company’s performance and stockholder approval of certain compensation arrangements in order for the Company to fully deduct compensation in excess of $1,000,000 paid to any Named Executive Officer. The stockholders approved the 2000 Stock Plan at the 2000 Annual Meeting of Stockholders and the 2007 Stock Plan at the 2007 Annual Meeting of Stockholders. Therefore, compensation attributable to stock options, stock appreciation rights, performance-based stock awards and certain other awards granted under the 2007 Stock Plan may be excluded from the $1,000,000 cap under Section 162(m) as well.
The Compensation Committee intends to continue its practice of paying competitive compensation consistent with the Company’s philosophy to attract, retain and motivate executive officers to manage the Company’s business in the best interests of the Company and its stockholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to the Company’s executive officers if it deems such compensation to be in the best interests of the Company and its stockholders.

Summary Compensation Table
The following table sets forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”), the Chief Financial Officer (the “CFO”) and the Company’s other two executive officers who were serving as executive officers at the end of 2009. Collectively, together with the CEO and CFO, these are the “Named Executive Officers.”

						Non-Equity
						Incentive
				Stock		Plan	All Other
Name and		Salary		Awards		Compensation	Compensation	Total
Principal Position	Year	($)		($)(1)		($)(2)	($)(3)	($)

Sam Owusu-Akyaw	2009	414,000		22,581	(5)	—	7,737	444,318
President and Chief	2008	400,000		69,690	(6)	24,000	7,487	501,177
Executive Officer(4)	2007	370,000		1,444,650	(7)	172,975	7,487	1,995,112

Mark H. Burroughs	2009	257,094		9,817	(5)	—	5,385	272,296
Executive Vice President,	2008	248,400		34,500	(6)	10,433	5,126	298,459
Chief Financial Officer	2007	240,000		452,106	(7)	78,540	5,081	775,727

Robert W. Honneffer	2009	212,051	(8)	10,981	(5)(8)	—	5,983	229,015
Executive Vice President,	2008	204,880		34,500	(6)	8,605	5,733	253,718
Global Operations	2007	197,000		496,713	(7)	64,468	5,650	763,831

Robert M. Wynalek	2009	273,954	(9)	14,189	(5)(9)	—	5,447	293,590
President, Domestic	2008	264,690		34,500	(6)	11,117	4,737	315,044
	2007	255,000		455,721	(7)	83,449	4,530	798,700

(1)	In accordance with FASB ASC Topic 718, the amounts in this column are calculated based on the number of RSUs awarded and the fair market value of our common stock on the date the award was made.

(2)	The amounts in the Non-Equity Incentive Plan Compensation column represent the value of payouts earned by the Named Executive Officers under the Management Performance Bonus Plan. See Compensation Discussion and Analysis — Components of the Compensation Package — Management Performance Bonus Plan.” The amounts included in this column for fiscal 2008 were awarded to the Named Executive Officers in the form of RSUs.

(3)	The amounts in the All Other Compensation column are more fully described in table under “All Other Compensation — Supplemental” below.

(4)	Mr. Owusu-Akyaw’s did not receive any additional compensation for his service on our Board for any year presented.

(5)	We made time-based RSU awards to the Named Executive Officers on March 19, 2009 in lieu of cash payments for the non-equity incentive plan compensation for 2008.

(6)	We made time-based and performance-based RSU awards to the Named Executive Officers on December 18, 2008. The 2008 amounts in this table include the following target payout values for each officer’s performance-based RSU award: (i) Mr. Owusu-Akyaw, $48,783; (ii) Mr. Burroughs, $24,150; (iii) Mr. Honneffer, $24,150; and (iv) Mr. Wynalek, $24,150. The maximum potential payout values for such performance-based RSU awards are as follows: (i) Mr. Owusu-Akyaw, $73,175; (ii) Mr. Burroughs, $36,225; (iii) Mr. Honneffer, $36,225; and (iv) Mr. Wynalek, $36,225.

(7)	We made time-based RSU awards to the Named Executive Officers as supplemental non-annual grants on August 1, 2007 and August 16, 2007. We made time-based and performance-based RSU awards to the Named Executive Officers as part of the annual long-term incentive award process on December 20, 2007. The 2007 amounts in this table include the following target payout values for each officer’s performance-based RSU award: (i) Mr. Owusu-Akyaw, $177,135; (ii) Mr. Burroughs, $68,324; (iii) Mr. Honneffer, $75,915; and (iv) Mr. Wynalek, $70,854. The maximum potential payout values for such performance-based RSU awards are as follows: (i) Mr. Owusu-Akyaw, $265,703; (ii) Mr. Burroughs, $102,485; (iii) Mr. Honneffer, $113,873; and (iv) Mr. Wynalek, $106,281.

(8)	The amount in the Salary column includes a salary increase of $7,171 approved for Mr. Honneffer for fiscal 2009. Mr. Honneffer elected to receive 4,243 RSUs in lieu of cash payments for the salary increase. The number of RSUs awarded to Mr. Honneffer was determined by dividing his salary increase by $1.69, the closing price of our common stock on December 31, 2008. The RSUs were granted on January 13, 2009 and are disclosed in the Grants of Plan-Based Awards in Last Fiscal Year table on page 26. The closing price of our common stock on January 13, 2009 was $2.37. Because the value of our common stock increased from the date the number of RSUs awarded to Mr. Honneffer was determined and the date the RSUs were granted to Mr. Honneffer, the grant date fair value of the RSUs was higher than the amount of Mr. Honneffer’s salary increase. In accordance with SEC rules, the $2,885 difference between the grant date fair value of the RSUs awarded to Mr. Honneffer and the value of Mr. Honneffer’s salary increase is reported in the Stock Awards column.

(9)	The amount in the Salary column includes a salary increase of $9,263 approved for Mr. Wynalek for fiscal 2009. Mr. Wynalek elected to receive 5,481 RSUs in lieu of cash payments for the salary increase. The number of RSUs awarded to Mr. Wynalek was determined by dividing his salary increase by $1.69, the closing price of our common stock on December 31, 2008. The RSUs were granted on January 13, 2009 and are disclosed in the Grants of Plan-Based Awards in Last Fiscal Year table on page 26. The closing price of our common stock on January 13, 2009 was $2.37. Because the value of our common stock increased from the date the number of RSUs awarded to Mr. Wynalek was determined and the date the RSUs were granted to Mr. Wynalek, the grant date fair value of the RSUs was higher than the amount of Mr. Wynalek’s salary increase. In accordance with SEC rules, the $3,727 difference between the grant date fair value of the RSUs awarded to Mr. Wynalek and the value of Mr. Wynalek’s salary increase is reported in the Stock Awards column.
All Other Compensation — Supplemental
The table below sets forth other compensation information during 2009 for our Named Executive Officers.

	Matching
	Contributions
	to	Life Insurance	Total All Other
	401(k) Plan	Premiums	Compensation
Name	($)	($)	($)
Sam Owusu-Akyaw	4,125	3,612	7,737
Mark H. Burroughs	4,125	1,260	5,385
Robert M. Honneffer	4,125	1,858	5,983
Robert M. Wynalek	4,125	1,322	5,447

Grants of Plan-Based Awards in Last Fiscal Year
The following table sets forth information regarding cash awards made pursuant to our Management Performance Bonus Plan and equity awards made pursuant to our 2000 Stock Plan during 2009.

					All Other		Grant Date
		Estimated Future Payouts Under			Stock Awards		Fair Value of
		Non-Equity Incentive Plan Awards(1)			Number of Shares		Stock and
	Grant	Threshold	Target	Maximum	of Stock or Units		Option Awards
Name	Date	($)	($)	($)	(#)		($)(2)

Sam Owusu-Akyaw	—	124,200	207,000	310,500	—		—
	3/19/09	—	—	—	7,101	(3)	22,581

Mark H. Burroughs	—	53,990	89,983	134,974	—		—
	3/19/09	—	—	—	3,087	(3)	9,817

Robert W. Honneffer	—	44,531	74,218	111,327	—		—
	1/13/09	—	—	—	4,243	(4)	10,056	(4)
	3/19/09	—	—	—	2,546	(3)	8,096

Robert M. Wynalek	—	57,530	95,884	143,826	—		—
	1/13/09	—	—	—	5,481	(4)	12,990	(4)
	3/19/09	—	—	—	3,290	(3)	10,462

(1)	The actual amounts of the Non-Equity Incentive Plan Awards paid to our Named Executive Officers are as reported in the “Summary Compensation Table” in the column entitled “Non-Equity Incentive Plan Compensation.” For a description of the incentive program pursuant to which these awards were made, please see “Compensation Discussion and Analysis — Components of the Compensation Package — Management Performance Bonus Plan”.

(2)	The grant date fair value of RSUs awarded is based on the closing market price of our common stock on the date of grant.

(3)	Consists of time-based RSUs that vest in their entirety on March 19, 2010.

(4)	Mr. Honneffer and Mr. Wynalek elected to receive time-based RSUs in lieu of a cash salary increase for 2009. The number of RSUs awarded to Mr. Honneffer and Mr. Wynalek was determined by dividing their salary increase by $1.69, the closing price of our common stock on December 31, 2008. The RSUs were granted on January 13, 2009, at which time the closing price of our common stock was $2.37. Because the value of our common stock increased from the date the number of RSUs awarded was determined the value reported exceeds the salary increase.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the information with respect to the Named Executive Officers concerning the outstanding equity securities held as of December 31, 2009.

	Option Awards			Stock Awards
							Market
	Number of						Value of
	Securities				Number of		Shares or
	Underlying				Shares or Units		Units of
	Unexercised	Option			of Stock		Stock That
	Options	Exercise	Option	RSU	That Have Not		Have Not
	(#)	Price	Expiration	Grant	Vested		Vested
Name	Exercisable	($)	Date	Date	(#)		($)(1)

Sam Owusu-Akyaw	100,000	6.44	7/02/14	—	—		—
	40,000	4.00	8/17/14	—	—		—
	30,000	5.35	12/16/14	—	—		—
	45,000	4.48	12/15/15	—	—		—
	—	—	—	8/16/07	40,000	(2)	128,000
	—	—	—	12/20/07	5,250	(3)	16,800
	—	—	—	12/18/08	6,818	(3)	21,818
	—	—	—	3/19/09	7,101	(4)	22,723

Mark H. Burroughs	25,000	5.28	11/01/10	—	—		—
	7,000	5.48	12/13/11	—	—		—
	20,000	8.90	8/02/12	—	—		—
	12,000	7.96	12/18/13	—	—		—
	15,000	5.35	12/16/14	—	—		—
	26,250	4.48	12/15/15	—	—		—
	—	—	—	8/16/07	11,900	(2)	38,080
	—	—	—	12/20/07	2,025	(3)	6,480
	—	—	—	12/18/08	3,375	(3)	10,800
	—	—	—	3/19/09	3,087	(4)	9,878

Robert W. Honneffer	25,000	3.93	9/27/14	—	—		—
	5,000	5.35	12/16/14	—	—		—
	8,250	4.48	12/15/15	—	—		—
	—	—	—	8/16/07	13,033	(2)	41,706
	—	—	—	12/20/07	2,250	(3)	7,200
	—	—	—	12/18/08	3,375	(3)	10,800
	—	—	—	3/19/09	2,546	(4)	8,147

Robert M. Wynalek	50,000	3.93	9/27/14	—	—		—
	9,000	5.35	12/16/14	—	—		—
	15,000	4.48	12/15/15	—	—		—
	—	—	—	8/16/07	11,900	(2)	38,080
	—	—	—	12/20/07	2,100	(3)	6,720
	—	—	—	12/18/08	3,375	(3)	10,800
	—	—	—	3/19/09	3,290	(4)	10,528

(1)	Market value of RSU awards that have not vested is based on the closing market price of our common stock at December 31, 2009 of $3.20 per share.

(2)	These RSUs vest at a rate of 33.33% each year beginning on the first anniversary of the grant date.

(3)	These RSUs vest at a rate of 25% each year beginning on the first anniversary of the grant date.

(4)	These RSUs vested in their entirety on March 19, 2010.

Stock Vested
The following table summarizes information with respect to RSU awards that vested during fiscal 2009 for each of the Named Executive Officers.

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)(1)
Sam Owusu-Akyaw	74,897	345,344
Mark H. Burroughs	22,963	104,763
Robert W. Honneffer	29,301	130,589
Robert M. Wynalek	28,481	125,700

(1)	Value determined by multiplying the number of vested shares by the closing market price of a share of Osteotech’s common stock on the vesting date or on the previous business day, in the event the vesting date is not a business day.
Employment and Change in Control Agreements
Employment Agreements
Each of the Named Executive Officers has entered into an employment agreement with Osteotech. The employment agreements with the Named Executive Officers have two year terms and are subject to automatic renewal for additional two year terms, unless terminated at least three months prior to the expiration of the current two year term. The employment agreements provide that, if a Named Executive Officer is terminated without cause, he will be entitled to certain severance payments. Mr. Owusu-Akyaw would be entitled to severance payments equal to 24 months of his base salary, payable in monthly installments, and continuation of medical and dental benefits and life insurance for the same 24 month period to the extent such benefits were being provided to him at the time of termination. Messrs. Burroughs, Wynalek and Honneffer each would be entitled to severance payments equal to 12 months of his base salary, payable in monthly installments, and continuation of medical and dental benefits and life insurance for the same 12 month period to the extent such benefits were being provided to him at the time of termination. In addition, Mr. Owusu-Akyaw would be eligible for outplacement services for up to 24 months, as necessary, and Mr. Burroughs would be eligible for outplacement services for up to 12 months, as necessary.
Change in Control Agreements
We have entered into change in control agreements with each of the Named Executive Officers. Under the change in control agreements, a change in control is defined as:
•	a change in the Board such that a majority of the Board is made up of persons who were neither nominated nor appointed by incumbent Directors;
•	the acquisition by any person of a majority of the outstanding voting securities of Osteotech, except if such acquisition is effected by Osteotech itself, by an employee benefit plan of Osteotech or pursuant to an offering by Osteotech of its voting securities;
•	a merger or consolidation of Osteotech with another company such that neither Osteotech nor any of its subsidiaries will be the surviving entity;
•	a merger or consolidation of Osteotech following which Osteotech or a previous subsidiary of Osteotech will be the surviving entity and a majority of the voting securities of Osteotech will be owned by a person or persons who were not beneficial owners of a majority of Osteotech’s voting securities prior to such merger or consolidation;

•	a liquidation of Osteotech; or
•	a sale or disposition by Osteotech of at least 80% of its assets.
Under the change in control agreements, for one year after the occurrence of a change in control, each executive will remain in Osteotech’s employ in the same position he held before the change in control and will be entitled to a base salary and benefits no less favorable than those in effect for such executive immediately preceding the change in control. In addition, upon a change in control, all unvested equity awards held by each executive will vest and become exercisable immediately, notwithstanding anything to the contrary contained in the equity award agreements or any plan covering such equity awards. If, however, the change in control arises from a merger or consolidation in which neither Osteotech nor any of its subsidiaries is the surviving entity or from the liquidation of Osteotech, each executive will be given a reasonable opportunity to exercise such options prior to the change in control and any such options not so exercised will terminate on the effective date of the change in control.
The agreements also provide that if, after a change in control, an executive’s employment is terminated for any reason, the executive will be entitled to receive all then accrued pay, benefits, executive compensation (as defined in these agreements) and fringe benefits, including pro rata bonus and incentive plan earnings through the date of his termination plus the amount of any compensation he previously deferred, in each case, to the extent theretofore unpaid. In addition, unless the executive’s employment was terminated by the executive without good reason (as defined below) on or prior to the 180th day after the change in control event or by Osteotech for just cause (as defined in the agreement) on or prior to the 180th day after the change in control event, the executive will receive (1) a payment equal to three times the sum of (a) his average annual base salary plus (b) his average annual cash bonuses, for the five taxable years or annualized portions thereof prior to the change in control event, plus interest, and (2) at Osteotech’s expense, medical, health and disability benefits comparable to those he received prior to the change in control for a period of three years following his termination. Furthermore, unless the executive’s employment was terminated (a) by the executive other than for good reason prior to the 180th day following a change in control event, (b) by the executive voluntarily for any reason after the 180th day following a change in control event or (c) by Osteotech for just cause, the executive will also be entitled to (1) the balance of all pay, benefits, compensation and fringe benefits including (but not limited to) pro rata salary, bonus and incentive plan earnings payable through the first anniversary of the change in control event, and (2) an office and reasonable secretarial and other services from Osteotech for one year from the date of his termination. If the executive’s employment is terminated by Osteotech for any reason other than just cause after a change in control, the benefits of the employment agreement and change in control agreement are additive in determining the payments due to the executive. For purposes of the change in control agreements, good reason includes:
•	the assignment to the executive of duties which are not substantially of equal status, dignity and character as the duties performed immediately prior to the change in control, or a substantial reduction in the nature or status of his responsibilities from those in effect immediately prior to the change in control;
•	the failure of Osteotech to provide full compensation as contemplated by the change in control agreement;
•	the relocation of the executive’s office to a location more than 15 miles from the location of such office immediately prior to the change in control, or his being required to travel to a substantially greater extent than required immediately prior to the change in control in order to perform duties of substantially equal status, dignity and character to those performed prior to the change in control;
•	the failure of a successor corporation to expressly assume and agree to perform Osteotech’s obligations under the change in control agreement, provided such successor has received at least 20 days prior written notice of such obligations; and
•	the voluntary termination by the executive for any reason after the 180th day following the change in control.

Potential Payments Upon Termination Without Cause or Certain Terminations After a Change in Control.
The following table shows potential payments to the Named Executive Officers upon (1) termination without cause on December 31, 2009, (2) termination by the executive for good reason after a change in control of Osteotech, assuming any such termination of employment occurred on December 31, 2009, one day after such change in control and (3) termination by Osteotech after a change in control of the Company, assuming any such termination of employment occurred on December 31, 2009, one day after such change in control. Because none of the Named Executive Officers has stock options with an exercise price below the market value of our common stock on December 31, 2009, the table below assumes no outstanding stock options were exercised by the Named Executive Officers.

			Termination For	Termination Without
		Without Cause	Good Reason After	Cause After Change
		Termination	Change in Control	in Control
Name	Description	($)	($)	($)
Sam Owusu-Akyaw	Severance Amount	828,000	1,938,300	2,766,300
	Value of Accelerated RSUs(1)	—	189,300	189,300
	Value of Benefits Continuation	57,800	83,600	95,600
	Value of Outplacement Services	50,000	—	50,000

	Total	935,800	2,211,200	3,051,200

Mark H. Burroughs	Severance Amount	257,100	1,135,500	1,392,600
	Value of Accelerated RSUs(1)	—	65,200	65,200
	Value of Benefits Continuation	26,600	71,900	75,700
	Value of Outplacement Services	25,000	—	25,000

	Total	308,700	1,272,600	1,533,500

Robert W. Honneffer	Severance Amount	212,100	923,300	1,135,400
	Value of Accelerated RSUs(1)	—	67,900	67,900
	Value of Benefits Continuation	25,800	68,500	71,500
	Value of Outplacement Services	—	—	—

	Total	237,900	1,059,700	1,274,800

Robert M. Wynalek	Severance Amount	274,000	1,217,700	1,491,700
	Value of Accelerated RSUs(1)	—	66,100	66,100
	Value of Benefits Continuation	26,800	72,900	76,900
	Value of Outplacement Services	—	—	—

	Total	300,800	1,356,700	1,634,700

(1)	Value determined by multiplying the number of RSUs that vest by $3.20, the closing market price of a share of our common stock on December 31, 2009, the last business day of the 2009 fiscal year.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

MEMBERS OF THE COMPENSATION COMMITTEE

Robert J. Palmisano, Chairman
Stephen S. Galliker
James M. Shannon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2009, Messrs. Palmisano (Chairman), Galliker and Shannon and Dr. Laurencin served as members of the Compensation Committee of our Board of Directors. Dr. Laurencin served on the Compensation Committee until June 18, 2009, at which time Mr. Fallon was appointed to serve as a member of the Compensation Committee. None of these individuals has ever served as an officer or employee of Osteotech or has any relationships with Osteotech requiring disclosure under “Transactions with Related Persons” below, except as disclosed for Dr. Laurencin. The members of the Compensation Committee of our Board of Directors have no interlocking relationships requiring disclosure under the rules of the SEC.
TRANSACTIONS WITH RELATED PERSONS
It is our policy, as set forth in our corporate governance guidelines, not to enter into any “related party transaction” (defined consistent with SEC Regulation S-K, Item 404) unless the Audit Committee or a comparable independent body of the Board reviews and approves such transaction. We annually require each of our directors and executive officers to complete a director and officer questionnaire that elicits information about related person transactions, including any such transactions which are required to be disclosed under the rules of the SEC. No member of the Audit Committee or comparable body shall participate in the review or approval of any related party transaction or any material amendment thereto where that member is a related party in that transaction. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee or comparable body shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to the Company.
In March 2010, we entered into a consulting agreement with Laurencin Orthopaedic Associations for the consulting services of Dr. Laurencin, who is one of our directors. Pursuant to the terms of the consulting agreement, we will pay Dr. Laurencin $4,000 per day for Dr. Laurencin’s consulting services and will pay Dr. Laurencin a royalty payment in connection with our sale of certain products that are invented solely or jointly by Dr. Laurencin and are developed and commercialized using Dr. Laurencin’s services. The consulting agreement has an initial term of two years and may be renewed by us thereafter in our sole discretion. As of June 10, 2010, no amounts had been paid to Dr. Laurencin pursuant to this consulting agreement. In accordance with the related party transaction review and approval standards described in the preceding paragraph, our Audit Committee reviewed and approved the consulting agreement with Dr. Laurencin on March 30, 2010.
REPORT OF THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee is responsible for monitoring the integrity of Osteotech’s financial statements, the qualifications, performance and independence of Osteotech’s independent registered public accounting firm and Osteotech’s compliance with legal and regulatory requirements.
The consolidated financial statements of Osteotech for the year ended December 31, 2009, were audited by BDO Seidman, LLP, independent registered public accountant for Osteotech.
As part of its activities, the Audit Committee has:
•	Reviewed and discussed with management the audited financial statements of Osteotech;
•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and
•	Discussed with the independent auditor their independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements of Osteotech for the year ended December 31, 2009, be included in Osteotech’s Annual Report on Form 10-K filed with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Stephen S. Galliker, Chairman
Kenneth P. Fallon, III
James M. Shannon
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Pre-Approval Policy
In accordance with the requirements of the Sarbanes-Oxley Act and the Audit Committee Charter, all audit and audit-related work and all non-audit work performed by our independent registered public accounting firm must be submitted to the Audit Committee for specific approval in advance, including the proposed fees for such work. All fees listed below were approved by the Audit Committee under its pre-approval policy.
Audit Fees
Audit fees billed or expected to be billed to us by BDO Seidman for the audits of our consolidated financial statements for the years ended December 31, 2009 and 2008 included in our Annual Report on Form 10-K, the Sarbanes-Oxley Act Section 404 internal control audits as of December 31, 2009 and 2008, the statutory audits for our foreign subsidiaries and reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q for 2009 and 2008 totaled $640,861 and $704,855 for 2009 and 2008, respectively.
Audit-Related Fees
The aggregate fees billed to us by BDO Seidman for audit-related services, primarily related to the audit of our employee benefit plan, for each of the years ended December 31, 2009 and 2008, were $17,000.
Tax Fees
No fees were billed to us by BDO Seidman for tax services for the years ended December 31, 2009 and 2008.
All Other Fees
No other fees were billed to us by BDO Seidman for services for the years ended December 31, 2009 and 2008.

PROPOSAL NO. 2 — RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Auditors
BDO Seidman, LLP served as our independent registered public accounting firm for the year ended December 31, 2009. The Audit Committee of the Board has selected BDO Seidman to act as our independent registered public accounting firm for the year ending December 31, 2010. While we are not required to do so, we are submitting the selection of BDO Seidman, LLP to serve as our independent auditor for the fiscal year ending December 31, 2010, for ratification in order to ascertain the views of our stockholders on this selection. If the selection is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may, in its sole discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.
Board Recommendation
The Board recommends a vote FOR ratification of the appointment of BDO Seidman as our independent registered public accounting firm for the year ending December 31, 2010 (Proposal No. 2 on the GOLD proxy card).
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file reports of their ownership, and changes in that ownership, with the SEC. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during fiscal year 2009, such SEC filing requirements were satisfied on a timely basis, except that Dr. Laurencin, one of our directors, filed one late Form 5 reporting one transaction. In the first quarter of fiscal 2010, Messrs. Burroughs, Honneffer, Owusu-Akyaw and Wynalek each filed one late Form 4 reporting one transaction.
ANNUAL REPORT TO STOCKHOLDERS
Our 2009 Annual Report to Stockholders accompanies this proxy statement. We will mail without charge to any stockholder upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, including financial statements, schedules and a list of exhibits. Requests should be sent to Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724, Attention: Chief Financial Officer.
“HOUSEHOLDING” OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household Osteotech proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724, Attention: Chief Financial Officer.

STOCKHOLDER PROPOSALS
In order for a stockholder to have a proposal included in the proxy statement for the 2011 annual meeting of stockholders, the proposal must comply with both the procedures identified by Rule 14a-8 under the Exchange Act and be received in writing by our Secretary on or before 5:00 p.m. Eastern Standard Time on April 5, 2011.
In the event a stockholder does not meet the April 5, 2011 deadline, the stockholder can still give notice of a proposal to be presented at the 2011 annual meeting of stockholders between 5:00 p.m. Eastern Standard Time on April 25, 2011 and 5:00 p.m. Eastern Standard Time on May 25, 2011; however, such proposal will not be included in the proxy materials relating to such meeting.
Any proposal received after May 25, 2011 will be considered untimely within Rule 14a-4(c) of the Exchange Act and the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.
OTHER MATTERS
The Board knows of no other matters to be brought before the annual meeting. If matters other than the foregoing should arise at the annual meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy card.
Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ Mark H. Burroughs

MARK H. BURROUGHS Assistant Secretary
Dated: August 3, 2010

APPENDIX A
INFORMATION CONCERNING PARTICIPANTS
IN OSTEOTECH’S SOLICITATION OF PROXIES
The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2010 Annual Meeting of Stockholders.
Directors and Nominees
The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1—Election of Directors” of this proxy statement. The names and business addresses of our directors and nominees are as follows:

Name	Business Address
Kenneth P. Fallon, III	c/o Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724
Sam Owusu-Akyaw	c/o Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724
Stephen S. Galliker	c/o Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724
Dr. Cato T. Laurencin	The University of Connecticut, 263 Farmington Avenue, Farmington, Connecticut 06030
Robert J. Palmisano	ev3, Inc., 3033 Campus Drive, N550, Plymouth, Minnesota 55441
James M. Shannon	NFPA, 1 Batterymarch Park, Quincy, Massachusetts 02169
Officers and Employees
The principal occupations of our officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with Osteotech, and the business address for each person is Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724.

Name	Principal Occupation
Sam Owusu-Akyaw	President, Chief Executive Officer and Director
Mark H. Burroughs	Executive Vice President and Chief Financial Officer
Information Regarding Ownership of Osteotech Securities by Participants
The number of shares of our common stock held by our directors and executive officers as of June 10, 2010 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. Shares of our common stock owned of record by each of our directors and executive officers are beneficially owned by such person.

Information Regarding Transactions in Osteotech Securities by Participants
The following table sets forth information regarding acquisitions and dispositions of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Acquisitions and Dispositions of Securities (June 10, 2008 — June 10, 2010)
Name	Date	# of Shares	Transaction Description
Mark H. Burroughs	8/01/08	5,225	Acquisition—vesting of time-based RSUs granted 8/01/07
	8/16/08	7,443	Acquisition—vesting of time-based RSUs granted 8/16/07
	11/26/08	2,500	Acquisition—open market purchase
	12/18/08	4,500	Acquisition—grant of time-based RSUs
	12/18/08	10,500	Acquisition—grant of performance-based RSUs
	12/20/08	592	Acquisition—vesting of time-based RSUs granted 12/20/07
	12/31/08	9,450	Disposition—forfeiture of performance-based RSUs granted 12/20/07
	3/19/09	3,087	Acquisition—grant of time-based RSUs
	8/01/09	5,225	Acquisition—vesting of time-based RSUs granted 8/01/07
	8/16/09	6,907	Acquisition—vesting of time-based RSUs granted 8/16/07
	12/18/09	658	Acquisition—vesting of time-based RSUs granted 12/18/08
	12/20/09	593	Acquisition—vesting of time-based RSUs granted 12/20/07
	12/31/09	10,500	Disposition—forfeiture of performance-based RSUs granted 12/18/08
	3/19/10	1,616	Acquisition—vesting of time-based RSUs granted 3/19/09
	4/29/10	4,500	Acquisition—grant of time-based RSUs
	4/29/10	10,500	Acquisition—grant of performance-based RSUs
Kenneth P. Fallon, III	6/19/08	5,000	Acquisition—grant of time-based RSUs
	6/21/08	5,000	Acquisition—vesting of time-based RSUs granted 6/21/07
	11/12/08	10,000	Acquisition—Open market purchase
	6/03/09	11,250	Disposition—expiration of stock options granted 6/03/99
	6/18/09	5,000	Acquisition—grant of time-based RSUs
	6/19/09	5,000	Acquisition—vesting of time-based RSUs granted 6/19/08
	7/01/09	100,000	Acquisition—grant of stock options
Stephen S. Galliker	6/19/08	5,000	Acquisition—grant of time-based RSUs
	6/21/08	5,000	Acquisition—vesting of time-based RSUs granted 6/21/07
	6/18/09	5,000	Acquisition—grant of time-based RSUs
	6/19/09	5,000	Acquisition—vesting of time-based RSUs granted 6/19/08

Acquisitions and Dispositions of Securities (June 10, 2008 — June 10, 2010)
Name	Date	# of Shares	Transaction Description
Dr. Cato T. Laurencin	9/24/08	5,000	Acquisition—grant of time-based RSUs
	6/18/09	5,000	Acquisition—grant of time-based RSUs
	9/24/09	5,000	Acquisition—vesting of time-based RSUs granted 9/24/08
Sam Owusu-Akyaw	8/01/08	18,765	Acquisition—vesting of time-based RSUs granted 8/01/07
	8/16/08	22,232	Acquisition—vesting of time-based RSUs granted 8/16/07
	11/26/08	2,500	Acquisition—open market purchase
	12/18/08	9,090	Acquisition—grant of time-based RSUs
	12/18/08	21,210	Acquisition—grant of performance-based RSUs
	12/20/08	1,536	Acquisition—vesting of time-based RSUs granted 12/20/07
	12/31/08	24,500	Disposition—forfeiture of performance-based RSUs granted 12/20/07
	3/19/09	7,101	Acquisition—grant of time-based RSUs
	8/01/09	17,565	Acquisition—vesting of time-based RSUs granted 8/01/07
	8/16/09	23,420	Acquisition—vesting of time-based RSUs granted 8/16/07
	12/18/09	1,330	Acquisition—vesting of time-based RSUs granted 12/18/08
	12/20/09	1,536	Acquisition—vesting of time-based RSUs granted 12/20/07
	12/31/09	21,210	Disposition—forfeiture of performance-based RSUs granted 12/18/08
	3/19/10	3,717	Acquisition—vesting of time-based RSUs granted 3/19/09
	4/29/10	9,090	Acquisition—grant of time-based RSUs
	4/29/10	21,210	Acquisition—grant of performance-based RSUs
Robert J. Palmisano	6/19/08	5,000	Acquisition—grant of time-based RSUs
	6/21/08	5,000	Acquisition—vesting of time-based RSUs granted 6/21/07
	6/18/09	5,000	Acquisition—grant of time-based RSUs
	6/19/09	5,000	Acquisition—vesting of time-based RSUs granted 6/19/08
James M. Shannon	6/19/08	5,000	Acquisition—grant of time-based RSUs
	6/21/08	5,000	Acquisition—vesting of time-based RSUs granted 6/21/07
	6/18/09	5,000	Acquisition—grant of time-based RSUs
	6/19/09	5,000	Acquisition—vesting of time-based RSUs granted 6/19/08
Miscellaneous Information Concerning Participants
Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of Osteotech or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.
Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

OSTEOTECH, INC.
	000004	000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext           000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Daylight Time on August 22, 2010.

Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1.	To elect six (6) directors.	01 Kenneth P. Fallon, III	02 Sam Owusu-Akyaw	03 Stephen S. Galliker	+
		04 Dr. Cato T. Laurencin	05 Robert J. Palmisano	06 James M. Shannon

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

The proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion with respect to any other matter that properly comes before the Annual Meeting.
B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as your name appears hereon. If shares are held by joint tenant, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /
017Z6G

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy —	OSTEOTECH, INC. 51 James Way Eatontown, NJ 07724

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2010
This proxy is solicited on behalf of the Board of Directors.
Sam Owusu-Akyaw and Mark H. Burroughs, and each of them, are hereby appointed proxies, with full power of substitution in each of them, to represent and to vote, as designated on the reverse side hereof, upon the proposals designated on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Stockholders of Osteotech, Inc. to be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Monday, August 23, 2010, at 9:00 a.m. local time or any adjournment(s), postponement(s) or other delay(s) thereof (the “Annual Meeting”), all shares of common stock of Osteotech to which the undersigned is entitled to vote at the Annual Meeting. The proposals are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting dated August 3, 2010 (receipt of which is hereby acknowledged). This Proxy will be voted as directed, but if no direction is given it will be voted FOR the six nominees listed in Proposal 1 and FOR Proposal 2. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

YOUR VOTE IS IMPORTANT

(continued on the reverse side)

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/3206